EXHIBIT G

While the Company does not file its annual report under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 30d-1 under the 1940 Act, it prepared and furnished its audited financial statements for the fiscal year ended December 31, 2007 to its Shareholders within 60 days following such fiscal year end, and are available upon request.  Pursuant to Rule 30b2-1 under the 1940 Act, the Company will file such audited financial statements with the Securities and Exchange Commission on or prior to March 10, 2008, and are incorporated herein by reference.